SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to 14a-12

SunGard Data Systems Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

THIS FILING CONSISTS OF A SYNOPSIS OF VARIOUS NEWS MEDIA ARTICLES REGARDING THE PROPOSED MERGER

About the Transaction

In connection with the proposed merger, SunGard will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by SunGard at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from SunGard by directing such request to SunGard, Attention: Investor Relations, telephone: (484) 582-5500.

SunGard and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of SunGard’s participants in the solicitation is set forth in SunGard’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

INTERMARKET COMMUNICATIONS

SunGard Weekly Coverage Report

Week Ending April 1, 2005

SunGard Corporate
Coverage Synopsis

March 28, 2005

SUNGARD DEAL IS NEAR AS FIELD OF TARGETS SHRINKS FOR BULGING BUYOUT FUNDS

The Wall Street Journal

This morning, seven private-equity firms are expected to announce the $10.8 billion purchase of SunGard Data Systems Inc., a company in the relatively humdrum business of backing up computer data and making software for tasks such as paying out insurance claims.

If completed, the deal would be anything but pedestrian: It would be the biggest buyout of a technology company, staged by the largest group of private-equity firms ever assembled, who would be writing the single biggest check in buyout history - $3.5 billion. The remainder would be financed.

March 28, 2005

PRIVATE INVESTMENT FIRMS TO PAY $11.3 BILLION FOR SUNGARD DATA

The New York Times

By Andrew Ross Sorkin

A group of the nation’s biggest financiers reached a deal yesterday to buy SunGard Data Systems for $11.3 billion, according to executives involved in the deal, making it the largest leveraged buyout since Kohlberg Kravis Roberts & Company bought RJR Nabisco in 1989.

March 28, 2005

SUNGARD SET TO AGREE $11BN BID

Financial Times

By James Politi

The board of SunGard Data Systems, the US technology group, was last night meeting to approve an $11.3bn takeover offer from a consortium of private equity firms led by Silver Lake Partners

March 28, 2005

SUNGARD CEO: INVESTMENT WILL HELP CO EXPAND FOR LONG TERM

Dow Jones

By Dwight Oestricher

SunGard Data Systems Inc. President and Chief Executive Cristobal Conde said the company will be able to put more focus on its long-term objectives with the investment being made by a private-equity group.

He added that because of tax rules, he thinks the investment group will keep SunGard in one piece. “This deal wasn’t predicated on breakups, or cutting costs or lessening service for our customers.”

March 28, 2005

SUNGARD TO BE ACQUIRED BY BUYOUT GROUP FOR $11.3 BLN

Bloomberg.com

By Brett Cole

Silver Lake Partners and six other buyout firms agreed to acquire U.S. software maker SunGard Data Systems Inc. for $11.3 billion in the world’s largest leveraged takeover since 1989.

March 28, 2005

INVESTORS TO BUY SUNGARD FOR $10.8 BLN

Reuters

Financial technology company SunGard Data Systems Inc. said on Monday it agreed to be acquired by seven private investment firms for $10.8 billion in cash in the biggest leveraged buyout in more than 15 years.

“We believe the investors intend to hang on to SunGard as one piece. This deal is not predicated on break-ups or cutting costs or lessening service levels. It’s all about growth,” [Cristobal] Conde said in the conference call.

March 28, 2005

SUNGARD BUYERS PLAN TO BACK MANAGEMENT STRATEGY

Reuters

Buyout firms typically aim to exert significant or complete control over the companies they buy, giving them free rein to execute their own strategies to build value.

Not so with the $10.8 billion SunGard Data Systems Inc. buyout, where an unprecedented seven private equity firms agreed to take the company private – the largest such joint “club deal” ever.

While all seven buyout firms will have board representation in SunGard after the deal closes, none will have more than a minority say in SunGard’s growth plans. The fact that these dominant buyout shops agreed to such a deal reflects a view that the partners trust management to execute a suitable growth strategy and have no plans to implement significant changes.

March 28, 2005

SUNGARD ACQUIRED FOR $10.8 BILLION, PLUS DEBT, BY A CONSORTIUM OF FIRMS

Associated Press

A consortium of seven private investment firms is paying $10.8 billion to acquire financial data powerhouse SunGard Data Systems Inc. in the second largest leveraged buyout ever in the United States.

March 28, 2005

SUNGARD BUYOUT EXPECTED TODAY

The Philadelphia Inquirer

By Matt Marshall, San Jose Mercury News

A group of large investors organized by Silver Lake Partners of Menlo Park, Calif., is expected to announce today that it has agreed to acquire SunGard Data Systems, a major software company in Wayne, for $11.3 billion.

March 28, 2005

SUNGARD DEAL NEAR

New York Post

By Erica Copulsky

A consortium of private equity groups, organized by Silver Lake Partners, is nearing a deal to buy SunGard Data Systems for roughly $11.3 billion, in what would be one of the biggest leveraged buyouts since the landmark $25 billion takeover of RJR Nabisco in 1989.

March 28, 2005

SUNGARD: THE SUM OF THE PARTS

Securities Industry News

By John Sandman

Last October, SunGard Data Systems announced a plan to spin off its disaster recovery business, a $1.2 billion-in-revenues unit known as Availability Services.

But the report last week that SunGard had a $10 billion-plus leveraged buyout proposal on the table from a consortium of private equity firms did far more for the shareholders. On Monday, March 14, the share price climbed $6.12, or 25 percent, to $31.07, on its way to a $31.55 close on Thursday, and a market valuation of $9.1 billion.

Now let the speculation begin: What’s next for Wayne, Pa.-based SunGard? What do these masters of the leveraged-buyout universe have in store for this hulking presence in the world of financial technology, with customers in everything from corporate treasury to stock trading to mutual fund and hedge fund administration?

March 28, 2005

SUNGARD IS ACQUIRED FOR OVER $11 BILLION BY A CONSORTIUM OF FIRMS

Wall Street & Technology

In one of the largest leveraged buyouts ever, financial data company SunGard Data Systems Inc. has agreed to be purchased by a consortium of seven private investment firms for $10.8 billion plus debt, the companies said Monday.

“This transaction offers great value to our stockholders and represents an endorsement of our business model, industry leadership and financial strength,” said Cristobal Conde, president and chief executive officer of SunGard.

March 28, 2005

SUNGARD AGREES TO $11.3B BUYOUT

ComputerWorld

By Lucas Mearian

Cristobal Conde, president and CEO of SunGard, said in a statement that the deal represents an endorsement of the company’s business model and financial strength and that SunGard’s executive management will remain intact for now.

Conde added that the plan is not to lay off any employees. The investment firms “have a long-term view towards growing the businesses in which they invest and an excellent track record of working in partnership with management to build great companies,” he said.

However, many analysts and users alike believe that the company will be broken up and sold off as separate businesses. Those individual spin-offs could include SunGard’s many software and processing businesses or its disaster recovery and business continuity services, which offer managed hosting of storage, data security, records management and disaster recovery. The company currently has operations in 60 locations.

March 28, 2005

SUNGARD BUYOUT MAY HAVE HEDGE FND OVERTONES

HedgeWorld

By Susan L. Barreto

An investment consortium in the second-largest buyout deal in U.S. history stands to profit from its purchase of SunGard Data Systems.

Although, SunGard’s hedge fund offerings are perceived by analysts as insubstantial compared with other companies hedge fund accounting and portfolio management offerings, spending on hedge fund technology could be part of the plans of SunGard’s new owners.

March 29, 2005

SUNGARD CONFIRMS ACQUISITION

The Wall Street Journal

SunGard Data Systems Inc. confirmed that it will be acquired for $10.8 billion and the assumption of debt by a consortium of private-equity firms led by Silver Lake Partners.

March 29, 2005

CAPITAL FIRMS AGREE TO BUY SUNGARD IN CASH DEAL

The New York Times

By Bloomberg News

SunGard Data Systems, whose software handles most Nasdaq Stock Market trades, agreed yesterday to be acquired by seven buyout firms led by Silver Lake Partners for $10.4 billion in cash in the largest private takeover since 1989.

March 29, 2005

SUNGARD DEAL 2ND-LARGEST LEVERAGED BUYOUT

USA Today

By John Swartz

In the second-largest leveraged buyout ever, financial-data giant SunGard Data Systems has agreed to be purchased by a group of seven private investment firms for $11.3 billion, the companies said Monday.

March 29, 2005

$11.3-BILLION TECH DEAL EXTENDS BUYOUT BOOM; GROUP AGREES TO BUY SOFTWARE FIRM SUNGARD IN SIGN OF BIG MONEY’S HUNT FOR HIGHER RETURNS

The Los Angeles Times

By Tom Petruno and Thomas S. Mulligan

A group of investment firms banded together Monday to take a major software company private in an $11.3-billion deal – the second-largest leveraged buyout in history, and a sign of how big-money investors increasingly are looking for ways to boost their returns as the stock market struggles.

March 29, 2005

BREAKING FREE FROM WALL ST.

The Philadelphia Inquirer

Wayne-based SunGard Data Systems Inc. said yesterday that it was returning to private ownership in part so that it could make business decisions without having to worry about Wall Street’s reactions.

March 29, 2005

INVESTORS SET TO ACQUIRE SUNGARD; DEAL FOR FINANCIAL-DATA FIRM TO BE 2ND BIGGEST LEVERAGED BUYOUT EVER

Chicago Tribune

A consortium of seven private investment firms is paying $10.8 billion to acquire financial-data powerhouse SunGard Data Systems Inc. in the nation’s second-largest leveraged buyout ever.

March 29, 2005

PRIVATE EQUITY FIRMS PAY $11BN FOR SUNGARD

The Guardian

By Richard Wray

The seven-strong consortium is buying IT group SunGard Data Systems for $11.3bn, the largest such deal since food group RJR Nabisco fell to Kohlberg Kravis Roberts for $31bn 16 years ago.

In contrast, the takeover of SunGard appears to be a much more sedate affair with the board of the Pennsylvania-based company yesterday recommending the $36 a share cash offer.

But the deal is still remarkable. It marks the biggest ever buyout of a technology firm by the largest number of private equity companies ever brought together for a single deal. It is yet another sign that private equity companies are aggressively building their portfolios.

March 29, 2005

PRIVATE EQUITY FIRMS IN $11BN BUYOUT

The Times

By James Doran

Some of the World’s biggest private equity companies have joined forces to buy SunGard Data Systems, a financial data firm, for $11bn in the biggest leveraged buyout since the 1980’s

SunGard, which competes with IBM, made profits of $454 million on revenue of $3.6 billion last year. It has acquired dozens of companies in recent years and provides most big Wall Street firms with software and financial data.

March 29, 2005

CRISTOBAL CONDE; QUOTE OF THE DAY

The Times

“This deal is not predicated on break-ups or cutting costs… it’s all about growth.”

-Cristobal Conde, chief executive of SunGard, denies suggestions that the group’s new owners will break it up.

March 29, 2005

THE ALLURE OF GOING PRIVATE

BusinessWeek Online

By Steve Rosenbush

On Mar. 28, SunGard Data Systems announced it would sell itself to a group of private-equity firms for $11.3 billion. Cristobal Conde, SunGard’s president and chief executive, explained that growth opportunities seemed greater as a private company.

“When you’re running a public company, you have to make trade-offs between short-term quarterly earnings and long-term investments,” Conde tells BusinessWeek Online. “We’ll still have to make those trade-offs, but we can favor long-term investments to a greater extent in a private setting.”

March 29, 2005

SOFTWARE’S SHIFT TO SERVICES MODEL ATTRACTS LBO FIRMS

Dow Jones

By Shasha Dai

The buyout of SunGard Data Systems Inc. is remarkable in a lot of ways, including the largest equity check - $3.5 billion – ever written by a buyout consortium. But the fact that this check is going to a buyout of a software company may be the most remarkable thing of all.

Buyout firms have traditionally shied away from investments in software companies, which in the past have been unreliable revenue streams and few tangible assets. But companies like SunGard have begun shifting toward a revenue-steadying application service provider, or ASP, model, and away from the more traditional license model.

March 29, 2005

SILVER LAKE LEADS SUNGARD BUYOUT

TheDeal.com

By David Carey

Seven private equity firms led by Silver Lake Partners struck a deal to acquire SunGard Data Systems Inc. for $36 a share in cash, or $11.3 billion, SunGard said Monday, March 28, which would be the second-biggest buyout ever.

March 29, 2005

INVESTMENT CONSORTIUM WILL BUY SUNGARD, A SUPPLIER OF TECHNOLOGY SERVICES TO COLLEGES

The Chronicle of Higher Education

SunGard Data Systems, the parent company of several vendors that cater to colleges and universities, announced Monday that it will be sold to a consortium of investment groups.

The $11.3-billion sale should not have any immediate impact on the company’s higher-education services, according to officials familiar with the deal, which is expected to win the approval of SunGard’s current stockholders later this year. The consortium of investment companies that will own SunGard said in a statement that it did not plan to make major changes to the company.

Michael Zastrocky, vice president for academic strategies at Gartner Inc., a technology-consulting firm, said new ownership could lead to more coordination in the future among the SunGard entities, including SunGard SCT, which markets business software for colleges and universities, and SunGard Collegis, which sells software for delivering courses and for recruiting and retaining students, among other things.

March 30, 2005

MERRILL ANALYST: TECH INVESTORS SHOULD EYE OUTSOURCING COMPANIES IN LIGHT OF SUNGARD DEAL

InformationWeek

By Paul McDougall

In a report issued Wednesday, Merrill Lynch says the planned $11.3 billion buyout of SunGard Data Systems Inc. by a group of private investors shows that Wall Street is undervaluing IT and business-process-outsourcing services vendors with steady, recurring revenue and strong cash flows.

March 30, 2005

ACQUISITION: PRIVATE EQUITY FIRMS TO BUY SUNGARD FOR $11.3 BILLION

STPZone.com

SunGard president and CEO Cris Conde told stpzone.com that the company has negotiated sufficient headroom with its private investors and lenders to continue its M&A and R&D programmes, and says the fact that SunGard’s biggest customers are committing capital and lending to the deal demonsrates clients’ enthusiasm for the buyout.

March 31, 2005

JUST A PIPE DREAM?

The Asian Banker

By K. Dorai Raja

SunGard’s Till Guldimann explains why STP has fallen short of delivering on the revolution it promised.

Is end-to-end Straight Through Processing (STP) a pipe dream? Till Guldimann, vice-chairman of SunGard and widely acknowledged as an evangelist for the concept of STP, thinks so. He says: “If you had end-to-end STP, you would have no more people left in banking operations.”

April 2, 2005

CLUBBY CAPITALISM

The Economist

This week saw the biggest “club deal” so far, as seven private-equity firms bought SunGard Data Systems, a financial technology business, for $11.3 billion.

This is the biggest buy-out since 1989, when – on its own – Kohlberg Kravis Roberts bought RJR Nabisco for $25 billion. But most of the money used to buy Nabisco was debt; the $3.5 billion of equity invested in SunGard is the most ever.

April 1, 2005

SILVER LAKE’S GOLDEN DEAL

BusinessWeek

On Mar. 28, seven firms led by Silver Lake Partners acquired Wayne (Pa.)-based SunGard Data Systems, a data-processing and backup services outfit for $36 a share in cash, or $11.3 billion. That deal trumped the nearly $7 billion that KKR, Bain Capital, and Vornado Realty Trust paid earlier in the month for retaier Toys ‘R’ Us.

Higher Education & Public Sector
Coverage Synopsis

March 29, 2005

INVESTMENT CONSORTIUM WILL BUY SUNGARD, A SUPPLIER OF TECHNOLOGY SERVICES TO COLLEGES

The Chronicle of Higher Education

SunGard Data Systems, the parent company of several vendors that cater to colleges and universities, announced Monday that it will be sold to a consortium of investment groups.

The $11.3-billion sale should not have any immediate impact on the company’s higher-education services, according to officials familiar with the deal, which is expected to win the approval of SunGard’s current stockholders later this year. The consortium of investment companies that will own SunGard said in a statement that it did not plan to make major changes to the company.

Michael Zastrocky, vice president for academic strategies at Gartner Inc., a technology-consulting firm, said new ownership could lead to more coordination in the future among the SunGard entities, including SunGard SCT, which markets business software for colleges and universities, and SunGard Collegis, which sells software for delivering courses and for recruiting and retaining students, among other things.

March 29, 2005

OHIO UNIVERSITIES SELECT SUNGARD SCT SOLUTIONS TO HELP IMPROVE STUDENT SERVICES AND INSTITUTIONAL COMPETITIVENESS

Distance-Educator.com

Wright State University (WSU) and Youngstown State University (YSU) have joined 21 other Ohio higher education institutions in selecting SCT Banner, one of the most widely-used collegiate administrative solutions, it was announced today by SunGard SCT, an operating unit of SunGard.

March 29, 2005

OHIO UNIVERSITIES SELECT SUNGARD SCT SOLUTIONS TO HELP IMPROVE STUDENT SERVICES AND INSTITUTIONAL COMPETITIVENESS

TMCNet.com

Wright State University (WSU) and Youngstown State University (YSU) have joined 21 other Ohio higher education institutions in selecting SCT Banner, one of the most widely-used collegiate administrative solutions, it was announced today by SunGard SCT, an operating unit of SunGard.

March 30, 2005

OHIO UNIVERSITIES SELECT SUNGARD SCT SOLUTIONS TO HELP IMPROVE STUDENT SERVICES AND INSTITUTIONAL COMPETITIVENESS

EDUCAUSE.edu

Wright State University (WSU) and Youngstown State University (YSU) have joined 21 other Ohio higher education institutions in selecting SCT Banner, one of the most widely-used collegiate administrative solutions, it was announced today by SunGard SCT, an operating unit of SunGard.

March 30, 2005

UNIVERSITY OF TOLEDO SELECTS SUNGARD SCT SOLUTIONS TO EXTEND ITS DIGITAL CAMPUS AND FURTHER ENHANCE STUDENT SUCCESS

TMCnet.com

The University of Toledo has licensed a host of SunGard SCT Unified Digital Campus solutions to deliver more and better technology-based services that will help positively impact students from their first interactions with the University and throughout their learning experiences, it was announced today by SunGard SCT, an operating unit of SunGard.

April 1, 2005

TECH DEPARTMENTS WITH BUSINESS SAVVY

The Chronicle of Higher Education

Deborah Elias-Smith, vice president for SunGard SCT’s business-software program, Banner, says the company was a little hesitant to let Drexel go into business providing a package deal: Banner plus technical support. The company did not want Drexel to become its competition, she says. If Drexel did a poor job, she says, it would reflect poorly on the company.

“At the end of the day, all things Banner come back to us,” Ms. Elias-Smith says. “We opened our minds and our ears, and we listened.”

Drexel officials assured the company that the university would work only with colleges that could not afford Banner at SunGard SCT’s prices, she says. And the company eventually trusted Drexel to service the technology well.

Institutional Asset Management & Securities Servicing
Coverage Synopsis

March 25, 2005

SUNGARD RELEASES INVESTIER UPGRADE

HedgeWorld

By Susan L. Barreto

SunGard’s hedge fund, fund of funds and third-party fund administrator clients are implementing the latest version of InvesTier, which executives say addresses key needs in the industry.

The development and testing for InvesTier 3.0 wrapped up late last year, and in January SunGard began the rollout of the upgraded software package, said Doug Morgan, president of SunGard’s InvesTier business unit.

Trading, Treasury & Risk Management
Coverage Synopsis

March 30, 2005

CRÉDIT LYONNAIS JOINS SUNGARD’S AVANTGARD-ETX NETWORK

SunGard today announced that Crédit Lyonnais, Group Crédit Agricole, has joined SunGard’s AvantGard-ETX network. AvantGard-ETX provides Crédit Lyonnais secure, real-time cash management, treasury and execution services, including trading, borrowing and investing. Using AvantGard-ETX, Credit Lyonnais is able to seamlessly connect to a network of member financial institutions for straight-through processing of transactions and a holistic view of global cash positions.